Jody M. Walker
             Attorney-At-Law
          7841 South Garfield Way
          Littleton, Colorado 80122
         Telephone (303) 850-7637
         Facsimile (303) 220-9902

October 24, 2001

UNITED STATES SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

Dear Sirs:

Re:   OPINION RE: LEGALITY AND CONSENT OF COUNSEL
TO USE OF NAME IN THE REGISTRATION STATEMENT ON
FORM SB-2 OF EMAIL REAL ESTATE.com, INC.

I am securities counsel for the above mentioned
Company and I have prepared the registration statement on Form SB-2 and any amendments. I hereby consent to the inclusion and reference of my name and to a discussion of the opinion in the prospectus and the reproduction of the opinion in an exhibit in the registration statement on Form
SB-2 and any amendments for Email Real Estate.com, Inc.

It is my opinion that the securities of Email Real
Estate.com, Inc. and those which are registered with the Securities and Exchange Commission pursuant to Form SB-2 registration statement of Email Real Estate.com, Inc. have been legally issued and will be, when sold, legally issued, fully paid and non-assessable.



Yours very truly,



/s/Jody M. Walker
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Jody M. Walker